UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT


                         Pursuant To Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 31, 2006

                              BOWATER INCORPORATED
               (Exact name of issuer as specified in its charter)

       Delaware                        1-8712                     62-0721803
(State or other jurisdiction      (Commission file number)      (I.R.S. Employer
    of incorporation)                                             Identification
                                                                       No.)


                             55 East Camperdown Way
                                  P.O. Box 1028
                        Greenville, South Carolina 29602
                    (Address of principal executive offices)

                                 (864) 271-7733
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01. Entry into a Material Definitive Agreement

     On May 31, 2006, Bowater Incorporated ("Bowater") established a new five year revolving credit facility, which replaces both its current revolving credit facility and its 364-day accounts receivable securitization facility. Bowater accomplished this by entering into (i) a Credit Agreement among Bowater as Borrower, several lenders, and Wachovia Bank, National Association, as Administrative Agent (the "US Credit Agreement") and (ii) a Credit Agreement, along with its subsidiary Bowater Canadian Forest Products Inc. ("BCFPI"), among BCFPI as Borrower, Bowater as parent Guarantor, several lenders, and The Bank of Nova Scotia as Administrative Agent (the "Canadian Credit Agreement").

     The US Credit Agreement provides for a $415 million revolving credit facility with a scheduled maturity date of May 25, 2011. The US Credit Agreement is guaranteed by certain of Bowater's wholly-owned subsidiaries in the United States, and is secured by (i) liens on the inventory, accounts receivable and deposit accounts of Bowater and the guarantors (ii) pledges of the 65% of the stock of certain of Bowater's foreign subsidiaries, and (iii) pledges of the stock of Bowater's United States subsidiaries that do not own mills or converting facilities. Availability under the US Credit Agreement is limited to 90% of the net consolidated book value of Bowater's accounts receivable and inventory, excluding BCFPI and its subsidiaries. Letters of credit may be issued under the US Credit Agreement up to an aggregate of $100 million.

     The Canadian Credit Agreement provides for a $165 million revolving credit facility with a maturity date of May 29, 2007, subject to annual extensions. The Canadian Credit Agreement is secured by liens on the inventory, accounts receivable and deposit accounts of BCFPI. Availability under the Canadian Credit Agreement is limited to 65% of the net book value of the accounts receivable and inventory of BCFPI and its subsidiaries. Letters of credit may be issued under the Canadian Credit Agreement up to an aggregate of $50 million.

     Financial covenants under both the US Credit Agreement and Canadian Credit Agreement are based upon Bowater's Consolidated Financial Results and consist of the following two ratios:

     o a maximum ratio of senior secured indebtedness (including all advances and letters of credit under the US and Canadian facilities, and any other indebtedness secured by assets of Bowater and its subsidiaries) to EBITDA (generally defined as net income, excluding extraordinary, non-recurring or non-cash items and gains (or losses) on asset dispositions, plus income taxes plus depreciation plus interest expense) of 1.25 to 1; and

     o a minimum ratio of Adjusted EBITDA (defined as EBITDA, plus gains (or minus losses) from asset dispositions) to interest expense of 2.00 to 1.

     As of May 31, 2006, Bowater and BFCPI have no debt outstanding under either the US Credit Agreement or the Canadian Credit Agreement, but do have outstanding letters of credit totaling approximately $98.8 million. As of May 31, 2006, Bowater has $481.2 of availability under the credit agreements on a consolidated basis.

     The US Credit Agreement and the Canadian Credit Agreements each provide for floating rate and LIBOR loans. The applicable interest rate is based on relevant index rates, such as the prime rate, the federal funds rate or the London interbank offered rate, plus a fixed margin (if any), as well as a variable margin (if any) based on average utilization under the facility. The Canadian Credit Agreement also provides for bankers acceptance loans based on the Canadian dollar bankers acceptance discount rate. Each of the credit agreements contains representations that we believe are customary for such a facility. The credit agreements place various restrictions on Bowater and its subsidiaries that we believe are customary for such a facility, including limits on incurring additional indebtedness, granting liens, entering into sale-leaseback transactions, making investments and acquisitions, mergers, dispositions of assets, and dividends and distributions. Each of the credit agreements also contains events of default that we believe are customary for such a facility, including events of default based on non-payment, material inaccuracy of representations and warranties, covenant breach, defaults under other indebtedness, change in control, certain bankruptcy and insolvency events, certain ERISA or environmental events, or unsatisfied judgments. The credit agreements permit Bowater and its subsidiaries to incur certain categories of permitted indebtedness that we believe are customary for such a facility, including refinancings of existing indebtedness, trade letters of credit up to specified amounts, and capital leases or purchase money indebtedness up to specified amounts. Additional indebtedness that Bowater and its subsidiaries can occur is limited by the credit agreements.

     Bowater has other commercial relationships with certain parties to the US Credit Agreement and the Canadian Credit Agreement. From time to time, several of the lenders or their affiliates furnish general financing, banking and investment banking services to Bowater.

Item 1.02 Termination of a Material Definitive Agreement

     On May 31, 2006, in connection with the US Credit Agreement and the Canadian Credit Agreement, Bowater's current revolving credit facility and 364-day accounts receivable securitization facility were replaced and the following agreements were therefore terminated:

     1) Credit Agreement dated as of April 22, 2004, as amended, among Bowater and BCFPI as Borrowers, the lenders from time to time party thereto, JPMorgan Chase Bank as Administrative Agent, and The Bank of Nova Scotia as Canadian Administrative Agent. This Credit Agreement provided a $400 million United States revolving credit facility and a $35 million Canadian revolving credit facility on an unsecured basis.

     2) The Amended and Restated Receivables Sale Agreement dated as of
December 1, 2005, as amended, among Bowater and Bowater America Inc. as Sellers and Bowater Funding, Inc. as Buyer, and the Amended and Restated Loan Agreement dated as of December 1, 2005, as amended, among Bowater Funding Inc. as Borrower, Bowater as Servicer, the Conduit Lenders, Committed Lenders, LC Issuers, and Agents identified therein, and SunTrust Capital Markets, Inc. as Administrative Agent. These agreements governed the $200 million accounts receivable securitization program of Bowater under which Bowater and Bowater America Inc. sold their accounts receivable to Bowater Funding Inc., and Bowater Funding Inc. obtained financing collateralized by those accounts receivable.

         Bowater has other commercial relationships with certain parties to the agreements described above. From time to time, several of the lenders or their affiliates furnish general financing, banking and investment banking services to Bowater.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

     The information set forth in Item 1.01, above, is incorporated herein by reference.

                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                BOWATER INCORPORATED


Date: May 31, 2006              By:   /s/ William G. Harvey
                                    -------------------------------------------
                                    William G. Harvey
                                    Senior Vice President and
                                    Chief Financial Officer